UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2007

Penn Octane Corporation
 (Exact name of registrant as specified in its charter)

Delaware	000-24394	52-1790357
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77-530 Enfield Lane, Bldg. D Palm Desert, California	92211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 772-9080

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2007, Penn Octane Corporation (“Penn Octane”) entered into a consulting agreement (the “Consulting Agreement”) with Ricardo Rodriguez Canney, also known as Richard R. Canney, regarding consulting services to be rendered by Mr. Canney to Penn Octane and to Rio Vista Energy Partners L.P. (“Rio Vista”). Mr. Canney is chairman of the board of directors of Penn Octane and chairman of the board of managers of Rio Vista GP LLC, the general partner of Rio Vista.

Pursuant to the Consulting Agreement, Mr. Canney has agreed to assist Penn Octane and Rio Vista with the potential acquisition and disposition of assets, obtaining financing, other transactions, and recommending candidates for management and board service. In exchange for these services, Penn Octane and Rio Vista have agreed to pay Mr. Canney a total monthly fee of $12,500, inclusive of all fees payable in connection with Mr. Canney’s services as a director and chairman of the board of Penn Octane, retroactive to November 1, 2006. The monthly fee will be paid equally by Penn Octane and Rio Vista. Mr. Canney will also receive medical insurance benefits and is eligible for a discretionary bonus. Mr. Canney is expected to provide at least 80 hours of service per month. Pursuant to the Consulting Agreement, Penn Octane granted Mr. Canney a warrant to purchase 270,224 shares of Penn Octane common stock. The exercise price for the warrant is $0.70 per share, which was the closing price for Penn Octane common stock as reported by the OTC Bulletin Board on June 15, 2007. The warrant vests as to 25% of the shares on February 1, 2008, with the remainder vesting in equal monthly installments over a period of 36 months from such date, becomes fully exercisable upon a change in control event, and expires five years from the date of grant. The Consulting Agreement may be terminated by either party upon written notice. If Penn Octane terminates the Consulting Agreement without cause (as defined in the Consulting Agreement), Mr. Canney is entitled to continued payment of the monthly fee for three months following notice of termination and to acceleration of vesting of the first 25% of his warrant.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 15, 2007, the Board of Directors of Penn Octane approved the grant of a warrant to purchase 270,224 shares of its common stock under Penn Octane’s 2001 Warrant Plan previously approved by the stockholders. The warrant was issued to a director and consultant of Penn Octane. The exercise price for the warrant is $0.70 per share, which was the closing price for Penn Octane common stock as reported by the OTC Bulletin Board on June 15, 2007. The warrant vests as to 25% of the shares on February 1, 2008, with the remainder vesting in equal monthly installments over a period of 36 months from such date, becomes fully exercisable upon a change in control event, and expires five years from the date of grant. This issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof because the issuance does not involve any public offering of securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN OCTANE CORPORATION

By: /s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: Acting Chief Executive Officer, Acting President, Vice President,
Chief Financial Officer, Treasurer and Assistant Secretary (Principal Executive, Financial and Accounting Officer)

Date: June 21, 2007

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